Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1850 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that the accompanying Form 10-QSB of CN Bancorp, Inc. (the "Company") for the quarterly period ended June 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of; and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/ Michael T. Storm

Michael T. Storm
Chief Financial Officer
July 26, 2006

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-QSB or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.